UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 3, 2013 (May 31, 2013)

Magellan Petroleum Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-5507	06-0842255
(Commission File Number)	(IRS Employer Identification No.)

1775 Sherman Street, Suite 1950, Denver, CO	80203
(Address of principal executive offices)	(Zip Code)

(720) 484-2400
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.
On May 31, 2013, Magellan Petroleum Corporation (the "Company") received a letter dated May 30, 2013, from the Staff of the U.S. Securities and Exchange Commission (the "SEC") indicating that the investigation relating to the announcements regarding an unsolicited proposal on August 28, 2012, by Stratex Oil & Gas Holdings, Inc. for the acquisition of the Company's common stock, which investigation has been previously reported by the Company (most recently in the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013, (the "10-Q")), had been completed as to the Company, against whom the Staff does not intend to recommend any enforcement action by the SEC. The Company believes that this matter is now concluded as to the Company, since, as also previously reported by the Company in the 10-Q, the Company received a letter from the Financial Industry Regulatory Authority ("FINRA") on April 30, 2013, indicating that FINRA had completed its related review regarding this matter, which letter also indicated that FINRA had referred its review to the SEC for whatever action, if any, the SEC deemed appropriate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN PETROLEUM CORPORATION

	By:	/s/ J. Thomas Wilson
John Thomas Wilson, President and Chief Executive Officer
(as Principal Executive Officer)

June 3, 2013